Exhibit 10.1

RIVERSIDE TECHNOLOGY CENTER

SIXTH LEASE EXTENSION AND MODIFICATION AGREEMENT

TO THE LEASE BETWEEN

RIVERTECH ASSOCIATES II LLC AND MERSANA THERAPEUTICS, INC.

This Sixth Lease Extension and Modification Agreement entered into this 17 day of January, 2018 (the “Sixth Lease Amendment”) by and between Rivertech Associates II LLC, a Massachusetts limited liability company with a principal address c/o The Abbey Group, 177 Huntington Avenue 24th Floor Boston, Massachusetts 02115, (the “Lessor”); and Mersana Therapeutics, Inc., with a business address at 840 Memorial Drive Cambridge, Massachusetts  (the “Lessee”); relative to a certain Lease between Lessor and Lessee dated February 24, 2009, as modified by a certain Lease Extension and Modification Agreement dated July 27, 2010 (the “First Lease Amendment”); as further modified by a Second Lease Extension and Modification Agreement dated May 29, 2012 (the “Second Lease Amendment”); and as further modified by a Third Lease Extension and Modification Agreement dated February 7, 2013 (the “Third Lease Amendment”); as further modified by a Fourth Lease Extension and Modification Agreement dated April 30, 2014 (the “Fourth Lease Amendment”); as further modified by a Fifth Lease Extension and Modification Agreement dated November 30, 2015 (the “Fifth Lease Amendment”); all collectively referred to herein as of the date hereof as the “Existing Lease”; for certain office and laboratory space in the building at 840 Memorial Drive Cambridge, Massachusetts as identified in the Existing Lease.  The Existing Lease, as modified by this Sixth Lease Extension and Modification Amendment, (the “Sixth Lease Amendment”); from the execution hereof shall be referred to herein as the “Lease” (as the context so permits).

WHEREAS, the Lessee desires to extend the current stated Term of the Existing Lease, set to expire on March 31, 2019 as called for in the aforesaid Fifth Lease Amendment, on terms and conditions agreeable to both Lessor and Lessee as a modification to the Existing Lease, and Lessor assents to such extension of the Term by the Lessee on this basis;

THEREFORE, in consideration of One ($1.00) Dollar and the other good and valuable consideration recited herein, effective and irrevocable as of the date hereof the Lessor and Lessee hereby agree as follows:

1.Additional Defined Terms

The following terms as used herein are defined as follows:

“2019 Termination Date” means March 31, 2019.

“2021 Termination Date” means March 31, 2021.

[Signature Page to Third Amendment to Amended and Restated Research Collaboration and Commercial License Agreement]

“Existing Leased Premises” means that space in the Building currently leased by the Lessee which presently consists of a total of approximately 34,324 rentable square feet of office and laboratory space, comprised of approximately:   20,090 rentable square feet of space on the second (2nd) floor of the Building; 14,168 rentable square feet of space on the fifth (5th) floor of the Building; and 66 rentable square feet of space on the fourth (4th) floor of the Building.

“Term”, as of the execution of this Sixth Lease Amendment, means the period up to the 2021 Termination Date.

2.The Existing Leased Premises - Extension of Lease Term

Lessee agrees to extend its lease and occupancy of the Existing Leased Premises, which is presently set to expire on the 2019 Termination Date, for a period of twenty four (24) consecutive months such that the Lease will now expire on the 2021 Termination Date (unless the Term is further extended as contemplated herein).

This Lease Extension is to be considered a valid and binding obligation of the parties effective as of the date of execution of this Sixth Lease Amendment by the parties, with the provisions of the Existing Lease (that are not superseded hereby) to continue to govern the Lessee’s use and occupancy of the Existing Leased Premises through and up the 2021 Termination Date (as the Term may be further extended beyond the 2021 Termination Date as contemplated herein).

The Existing Leased Premises shall be leased for the extension period in the same “AS/IS” condition as of the execution of this Sixth Lease Amendment, and Lessee acknowledges Lessor is under no obligation to make any improvements or modifications thereto, in any manner.

Lessee hereby acknowledges it is currently in possession of the Existing Leased Premises and accordingly accepts the same for the extension period in the same “AS/IS” condition without representation or warranty of any kind or nature as of the execution of this Sixth Lease Amendment, and Lessee acknowledges Lessor is under no obligation to make any improvements or modifications thereto, in any manner.  Lessor and Lessee each acknowledge that to the best of each of their respective knowledge, there are no material defaults by either presently existing under the Existing Lease.

3. Annual Base Rent and Additional Rent Obligations

Lessee’s Annual Base Rent obligations and other payments under the Lease up to March 31, 2019 (i.e. the 2019 Termination Date) shall be governed under the Existing Lease.

Commencing as of April 1, 2019, and running up to March 31, 2021 (i.e. the 2021 Termination Date), Lessee’s Annual Base Rent obligations and other payments under the Lease shall be governed under the Existing Lease as amended by this Sixth Lease Amendment.

Specifically, Annual Base Rent for the corresponding periods set forth below shall be as follows:

[Signature Page to Third Amendment to Amended and Restated Research Collaboration and Commercial License Agreement]

April 1, 2019 through March 31, 2020

$  2,231,060.00 per annum / $  185,921.67 per month

April 1, 2020 through March 31, 2021

$  2,299,708.00 per annum / $  191,642.33 per month

Lessee’s Additional Rent obligations and payments (i.e. Additional Rent – Operating Expenses, and Additional Rent – Taxes, utility reimbursements, etc.) up to March 31, 2021 (i.e. the 2021 Termination Date, as it may be further extended hereunder beyond the 2021 Termination Date) shall continue to be governed under the Existing Lease, as amended by this Sixth Lease Amendment.

All other costs and expenses for utilities and services and attendant to operation of the Existing Leased Premises shall be borne by the respective parties for the remainder of the Term (as it may be further extended hereunder beyond the 2021 Termination Date) as set forth under the Existing Lease as modified by this Sixth Lease Amendment.

4.Security Deposit

The Security Deposit currently held by the Lessor is in the amount of Three Hundred Twenty One Thousand Three Hundred Twenty One ($ 321,321.00) Dollars, and it shall remain in place and shall continue to be held by Lessor as the Security Deposit under the Lease through to the 2021 Termination Date (and through any further extensions of the Term beyond that date as contemplated herein).  To the extent the Security Deposit remains posted in the form of an irrevocable standby letter of credit (as it currently exists), then Lessee shall be responsible to renew or replace it prior to its stated expiration (which is currently April 30, 2019) and maintain it throughout the entire Term (and any Term extensions).

5.Permitted Uses

The Permitted Uses under the Existing Lease and all conditions attached thereto are hereby restated and affirmed and shall govern the use and occupancy of the entire Leased Premises.

6.Brokers

The parties hereby agree there are no brokerage or other third party fees or costs involved in this transaction and each agrees to indemnify, defend and hold harmless the other from and against any claims for brokerage fees, commissions or other such payments arising from this transaction; except for Transwestern RBJ who represents the Lessee in this extension and expansion transaction and to whom a commission shall be paid by Lessor under a separate agreement; with fifty (50%) percent of said fee due upon execution of this Sixth Lease Amendment, and the remaining fifty (50%) percent due on April 1, 2019.

[Signature Page to Third Amendment to Amended and Restated Research Collaboration and Commercial License Agreement]

7.Parking

Lessee’s rights to parking shall be as expressly set forth in Section 9 of the Fifth Lease Amendment, and in addition thereto, Lessee may elect parking rights for an additional 3 motor vehicles on the unassigned and unreserved basis, at will, from month to month on the same terms as appear in said Section 9.

8.Additional Rights Extended

Lessee’s rights to use of the acid neutralization system as set forth in Section 10 of the Fifth Lease Amendment, rights to locate install and use certain equipment and systems as set forth in Section 11 of the Fifth Lease Amendment, and rights to use of the existing emergency generator as set forth in Section 11 of the Fifth Lease Amendment, shall continue through the Term as defined herein.

9.Lessee’s Rights of First Offer

A.Contiguous Fifth (5th) Floor Space

Lessee shall maintain its rights to elect expansion into the 5th Floor ROFO Space on the terms and conditions set forth in Section 13 of the Fifth Lease Amendment through the Term as defined herein. The Lessor’s proposed “term” for the 5th Floor ROFO Space shall not exceed five (5) years, unless a longer “term” therefor is requested by Lessee and agreed by Lessor.

B.Contiguous Second (2nd) Floor Space

Lessee shall maintain its rights to elect expansion into the 2nd Floor ROFO Space on the terms and conditions as set forth in Section 9 of the Fourth Lease Amendment through the Term as defined herein. The Lessor’s proposed “term” for the 2nd  Floor ROFO Space shall not exceed five (5) years, unless a longer “term” therefor is requested by Lessee and agreed by Lessor

10.Lessee’s Option to Extend

Lessee, provided it is not then in default after notice and the expiration of any applicable grace or cure periods, and further provided it shall not have defaulted beyond any applicable notice, grace and cure periods during the remaining Lease Term after execution of this Sixth Lease Amendment, shall have the option to further extend the Term of this Lease beyond the 2021 Termination Date, as to the then entire Existing Leased Premises (as it may be supplemented by the exercise of Lessee’s rights under Section 9 hereof), on the terms and conditions set forth herein (the “2021 Extension Option”).

The extension shall be for one (1) additional period of sixty (60) months (herein, the “2026 Extension Period”) at the then current Market Rent as contemplated below.

[Signature Page to Third Amendment to Amended and Restated Research Collaboration and Commercial License Agreement]

The 2021 Extension Option must be exercised by Lessee by notice in writing to the Lessor, prior to March 31, 2020, time being of the essence.  Once so exercised, the option to extend is irrevocable, notwithstanding the later determination of Market Rent as contemplated below.

“Market Rent” as used herein, shall be that rent charged for comparable research laboratory and office space of similar age and condition in laboratory buildings in the mid-Cambridge submarket as of the commencement of applicable lease period (including annual escalations thereon for each year based on increases in the Consumer Price Index or fixed increases, as the case may be, as determined by then prevailing market forces).

If, after good faith attempts the Lessor and Lessee cannot agree on a figure representing Market Rent for the applicable space and lease timeframe, then either party, upon written notice to the other, may request appraisal and arbitration of the issue as provided in this Section.  Within fourteen (14) days of the request for appraisal, each party shall submit to the other the name of one unrelated individual or entity with proven expertise in the leasing of commercial real estate in greater Boston/Cambridge to serve as that party’s appraiser.  Each appraiser shall be paid by the party selecting him or it.  The two appraisers shall each submit their final reports to the parties within thirty (30) days of their selection making their determination as to Market Rent; however, in no event shall Market Rent be determined to be less than the Annual Base Rent as in effect as of the final year of the Term (i.e. as of the 2021 Termination Date).    The two appraisers shall meet within the next fourteen (14) days to reconcile their reports and collaboratively determine the Market Rent.  They shall each make their determination in writing (subject however, to the Applicable Rent Floor), including a statement if such is the case, that they are at an impasse.  Such a statement of impasse shall be submitted to the parties along with the Market Rent figure which each appraiser has selected and his reasons and substantiation therefor.  The appraisers, in case of an impasse, shall also agree on one unrelated individual or entity with expertise in commercial real estate in greater Boston, who shall evaluate the reports of the two original appraisers and within fourteen (14) days of submission of the issue to him, make his own determination as to a figure representing Market Rent (subject however, to the Applicable Rent Floor).  The determination of this individual or entity (i.e. arbitrator) absent, fraud, bias or undue prejudice shall be binding upon the parties.

Lessee, in addition to the sums payable annually to Lessor as Annual Base Rent, shall pay to Lessor for each year of the 2021 Extension Period Lessee’s Allocable Percentage (as determined by the approximate total rentable space so leased) for Operating Expenses, Real Estate Taxes and utilities, as contemplated in the Lease.

Annual Base Rent and Additional Rent shall be payable in advance, in equal monthly installments on the first day of each calendar month.

11.Subordination

The Lease as amended hereby shall be subject and subordinate to the lien of any and all mortgages and related documents placed on the Building, Leased Premises or the real property in

[Signature Page to Third Amendment to Amended and Restated Research Collaboration and Commercial License Agreement]

existence as of the date hereof or coming into existence at any time hereafter, without necessity for any confirming documentation.   Lessee shall use commercially reasonable efforts (which shall not be deemed to include the payment or expenditure of any sums whatsoever) to obtain a Subordination, Non-Disturbance and Attornment Agreement from its present and future mortgagees, in form and substance set forth in the Fourth Lease Amendment; but Lessor shall not be liable to Lessee in any manner (nor shall any of Lessee’s full and timely performance under this Lease be conditioned, waived, excused or altered in any manner whatsoever) if no SNDA is forthcoming, or if any of the terms and conditions of the same are not deemed acceptable.  This provision supersedes any contrary provisions of the Existing Lease.

12.Integration of Documents; Supremacy; Miscellaneous

This Sixth Lease Amendment contains the full understanding and agreement between the parties.  The parties hereto intend that this Sixth Lease Amendment operates to amend and modify the Existing Lease, and that those two documents shall be interpreted conjunctively; with any express conflict between the two to be resolved in favor of the stated terms of this Sixth Lease Amendment.  Except as modified hereby, all other terms and conditions of the Existing Lease shall remain unchanged and enforceable in a manner consistent with this Sixth Lease Amendment.

This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.  Any provisions deemed unenforceable shall be severable, and the remainder of this Sixth Lease Amendment and the Existing Lease shall be enforceable in accordance with their terms.

Time is of the essence with respect to all deadlines and other provisions of this Sixth Lease Amendment.

[Signature Pages Follow]

[Signature Page to Third Amendment to Amended and Restated Research Collaboration and Commercial License Agreement]

LESSOR

Rivertech associates II, LLC

By:	Rivertech Associates II, Inc., its Manager

By:	/s/ Robert Epstein
Name:	Robert Epstein
Title:	President

LESSEE

MERSANA THERAPEUTICS, INC.

By:	/s/ Anna Protopapas

its duly authorized President/Vice President

By:	/s/ Eva Jack

Its duly authorized Treasurer/Ass’t Treasurer

[Signature Page to Third Amendment to Amended and Restated Research Collaboration and Commercial License Agreement]